Exhibit 10.30

Freigutstrasse 5

8002 Zurich

Switzerland

May 19, 2006

Osiris Therapeutics, Inc.

2001 Aliceanna Street

Baltimore, Maryland  21231-3043

Gentlemen:

Reference is made to the letter (the “Termination Letter”) recently delivered and providing for termination of the Consulting Agreement (the “Consulting Agreement”) previously entered into between Friedli Corporate Finance AG, and or now Friedli Corporate Finance, Inc. (individually and collectively, “FCF”), and Osiris Therapeutics, Inc. (“Osiris”).  A copy of the Termination Letter is attached hereto as Exhibit A.

Pursuant to the Termination Letter, FCF agreed to certain indemnity obligations in respect of any claims at any time existing or arising out of any instructions given or delivered to Osiris by FCF or its representatives, as liaison between Friedli clients and investors and Osiris, including, as regarding the delivery, ownership or transfer of any shares of capital stock of Osiris, or any rights, options or warrants in respect thereof.  By executing this letter below, Peter Friedli does, in his individual capacity, hereby join with FCF and does assume, jointly and severally with FCF, those indemnity obligations, as provided for under the Termination Letter, as aforesaid and as modified hereby.

In addition, by executing this letter below, Peter Friedli, in his individual capacity, and FCF each agree that, notwithstanding the Termination Letter, indemnification will be provided for any instructions given or delivered to Osiris by FCF or its representatives (including Peter Friedli), as well as in respect of any breach of any representations or warranties given or made by or on behalf of FCF, or by Peter Friedli, in connection therewith, regardless of the capacity in which given.  In addition, both FCF and Peter Friedli agree that Osiris may satisfy any such indemnity claims through set-off against any shares of capital stock or other securities of Osiris registered on the books or records of Osiris in the name of FCF or Peter Friedli.

The undersigneds acknowledge that each has received good and valuable consideration in exchange for executing and delivering the Termination Letter and this letter, that the Termination Letter and this letter have been executed and delivered with the intention that Osiris rely upon both, and that the obligations of FCF under the Termination Letter as originally executed and as modified by this letter are legally valid, binding and enforceable against each of the undersigned, and are hereby ratified and confirmed.

Sincerely,

Friedli Corporate Finance, Inc.
Friedli Corporate Finance AG

		By:	/s/ Peter Friedli
		Name:	Peter Friedli
Title:

Accepted this 19th day of May, 2006.
/s/ Peter Friedli
Osiris Therapeutics, Inc.			Peter Friedli, Individually

By:	/s/ C. Randal Mills
Name:	C. Randal Mills
Title:	President & CEO